Exhibit 99.1

Wyndham Worldwide Reports Third Quarter 2017 Results

Record Revenues Helped Drive EPS Growth

Company Adds $1.0 Billion to its Share Repurchase Authorization

PARSIPPANY, N.J. (October 25, 2017) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended September 30, 2017. The Company’s results were in line with its prior expectations despite recent hurricanes negatively impacting the Company’s operations.

THIRD QUARTER 2017 OPERATING RESULTS

Third quarter revenues were $1.6 billion, up 4% compared with the prior-year period. Full reconciliations of GAAP results to non-GAAP measures for all reported periods appear in the tables to this press release.

Net income in the third quarter of 2017 was $203 million compared with $196 million for the third quarter of 2016. Diluted earnings per share (EPS) increased 11% to $1.97, versus $1.78 in the prior-year period.

Adjusted net income for the third quarter of 2017 was $209 million or $2.03 per diluted share, compared with $207 million or $1.89 per diluted share in the third quarter of 2016. Adjusted results exclude restructuring and separation costs and other items as detailed in Tables 7 and 8 of this press release. Third quarter earnings benefited from the growth in revenues, partially offset by higher year-over-year interest, depreciation and variable compensation expenses along with the impact of Hurricanes Irma and Maria. The increase in adjusted diluted EPS also reflects the benefit of the Company’s share repurchase program.

Third quarter EBITDA was $422 million, compared with $402 million in the prior-year period. Adjusted EBITDA was $436 million, compared with $423 million in the third quarter of 2016. Results primarily reflect the growth in revenues, partially offset by higher variable compensation expenses and the hurricane impacts.

Weather events in the third quarter had an unusually pronounced effect on operating results. In particular, the Company estimates that the third quarter hurricanes reduced revenues, net income and EBITDA by $13 million, $6 million, and $9 million, respectively. The reductions primarily reflect the temporary closure of vacation ownership sales centers in the Caribbean and Florida, the closure of portions of the Company’s Wyndham Rio Mar hotel in Puerto Rico, and reduced timeshare exchanges due to travel disruptions. Two of the Company’s vacation ownership sales centers in the Caribbean remain closed.

“Our team’s sharp focus on executing against our strategic and operating plans allowed us to deliver solid growth in line with our prior projections,” said Stephen P. Holmes, chairman and CEO. “While the barrage of recent hurricanes negatively impacted our results, our efforts to drive revenue and control costs successfully mitigated their impact in the quarter. I am especially proud of how our employees and affiliates in affected areas have served our guests throughout a difficult period.

“Despite the weather-related challenges in the quarter, we generated a strong increase in new timeshare owners and year-over-year growth in our earnings per share. We have also strengthened our presence in the midscale hotel segment with the addition of the AmericInn brand and its 200 franchised hotels in October. Furthermore, we have increased our share repurchase authorization to reflect our continued focus on returning cash to shareholders, and we are working tirelessly to execute our previously announced separation into two publicly-traded companies,” Mr. Holmes added.

For the nine months ended September 30, 2017, net cash provided by operating activities was $666 million, compared with $786 million in the prior-year period. The decrease primarily reflects timing differences and additions to the Company’s vacation ownership receivables portfolio.

Free cash flow was $541 million for the nine months ended September 30, 2017, compared with $650 million for the same period in 2016, primarily reflecting the changes in net cash provided by operating activities. The Company defines free cash flow as net cash provided by operating activities less capital expenditures.

THIRD QUARTER 2017 BUSINESS UNIT RESULTS

Hotel Group

Revenues were $368 million in the third quarter of 2017, compared with $364 million in the third quarter of 2016. Results reflect 9% higher royalties and franchise fees, as well as increased other revenue due to growth in the Wyndham Rewards credit card program. In addition, results reflected the absence in 2017 of $13 million of global franchisee conference revenues, which are “pass-through” revenues that were fully offset by reduced expenses.

EBITDA was $121 million in the third quarter compared with $107 million in the prior-year quarter. Adjusted EBITDA was $122 million compared with $117 million in the prior-year period, an increase of 4%, primarily reflecting the growth in revenues.

Third quarter domestic same-store RevPAR increased 2.3% compared with third quarter 2016. In constant currency, global same-store RevPAR increased 3.3%.

As of September 30, 2017, the Company’s hotel system consisted of over 8,100 properties and over 708,500 rooms, a 3% increase compared with the third quarter of 2016. The development pipeline increased to nearly 1,190 hotels and over 146,900 rooms, a 10% year-over-year room increase, of which 57% are international and 68% are new construction. In addition, we are adding almost 12,000 rooms to our system with the acquisition of AmericInn that we completed in October.

Destination Network

Revenues were $511 million in the third quarter of 2017, compared with $486 million in the third quarter of 2016, an increase of 5%. In constant currency and excluding acquisitions, revenues increased 2%.

Vacation rental revenues were $327 million compared with $304 million in the prior-year quarter. In constant currency and excluding acquisitions, vacation rental revenues increased 3%, reflecting a 2% increase in transaction volume and a 1% increase in the average net price per rental.

Exchange revenues were $158 million, a decline of 1% compared with the prior-year quarter, reflecting the adverse impact of the hurricanes. Exchange revenue per member increased 1% and the average number of members declined 2%.

EBITDA was $154 million in the third quarter of 2017, compared with $138 million in the third quarter of 2016. Adjusted EBITDA was $150 million compared with $142 million in the prior-year quarter, an increase of 6%, reflecting increased vacation rental volumes and favorable foreign currency movements, partially offset by the adverse impact of the hurricanes.

Vacation Ownership

Revenues were $773 million in the third quarter of 2017, compared with $744 million in the third quarter of 2016, an increase of 4%. The increase reflects a 7% increase in gross VOI sales as well as higher consumer financing revenues, even though the third quarter hurricanes negatively impacted VOI sales.

Tour flow increased 7%, driven by increased tours to new owners. Volume per guest (VPG) declined 1%, primarily reflecting a 16% increase in sales in North America to new owners, which produce a lower VPG.

EBITDA was $190 million in the third quarter of 2017 compared with $189 million in the prior-year quarter. Adjusted EBITDA was $190 million compared with $195 million in the prior-year quarter, a decline of 3%. Results reflect higher gross VOI sales and consumer financing revenue, offset by a higher provision for loan losses and increased variable compensation expenses.

OTHER ITEMS

•	The Company repurchased 1.5 million shares of common stock for $150 million during the third quarter of 2017 at an average price of $101.18. From October 1 through October 24, 2017, the Company repurchased an additional 0.3 million shares for $34 million.
•	The Company’s Board of Directors approved a $1.0 billion increase in the share repurchase authorization. Including the increase, the Company’s remaining share repurchase authorization totals $1.3 billion as of October 24, 2017.
•	Net interest expense in the third quarter of 2017 was $40 million compared with $32 million in the third quarter of 2016, reflecting higher corporate debt levels.

•	Depreciation and amortization in the third quarter of 2017 was $69 million, compared with $63 million in the third quarter of 2016, as additional long-term capital projects came into service, strengthening the Company’s technology capabilities.
•	As previously announced, the Company plans to become two publicly-traded hospitality companies through the spin-off of the Company’s Hotel Group to shareholders. The process is proceeding as planned, and the Company expects to complete the separation in the second quarter of 2018, although there can be no assurance regarding the timing of the separation or that the separation will ultimately occur. The Company is also continuing to explore strategic alternatives for its European vacation rentals business.
•	The Company completed the acquisition of AmericInn on October 2, adding 200 franchised properties with nearly 12,000 rooms to the Company’s midscale hotel portfolio. The net purchase price was $142 million, which included a simultaneous sale of ten owned hotels to an unrelated third party for $28 million.

Balance Sheet Information as of September 30, 2017:

•	Cash and cash equivalents were $289 million, compared with $185 million at December 31, 2016.
•	Vacation ownership contract receivables, net totaled $2.9 billion, compared with $2.8 billion at December 31, 2016.
•	Vacation ownership and other inventory was $1.3 billion, compared with $1.4 billion at December 31, 2016.
•	Securitized vacation ownership debt was $2.0 billion, compared with $2.1 billion at December 31, 2016.
•	Long-term debt totaled $3.9 billion, compared with $3.4 billion at December 31, 2016. The increase in debt reflects higher vacation ownership contract receivables, higher VOI inventory, lower securitized borrowings and an increase in the Company’s cash balance. The remaining borrowing capacity under the Company’s revolving credit facility, net of commercial paper borrowings, was $0.9 billion as of September 30, 2017, compared with $1.1 billion at December 31, 2016.

A schedule of debt is included in Table 12 of this press release.

OUTLOOK

Note to Editors: The outlook below excludes possible future share repurchases, while analysts’ estimates often include projected share repurchases. This results in discrepancies between the Company’s projections and database consensus forecasts.

The Company has updated the following projections for the full year 2017 to reflect the financial effects of the recent weather events on both our third quarter and fourth quarter results:

•	Revenues of $5.80 billion to $5.85 billion.
•	Adjusted net income of $618 million to $628 million.
•	Adjusted EBITDA of $1.380 billion to $1.395 billion.
•	Adjusted diluted EPS to $5.95 to $6.05, based on a diluted share count of 103.9 million.

The third quarter weather events will affect the Company’s fourth quarter results, particularly in its Vacation Ownership and Hotel Group segments. The Company estimates the weather events will reduce fourth quarter revenues by $20 to $30 million, net income by $9 to $15 million, and EBITDA by $15 to $23 million. For the full year, the Company estimates the weather events will reduce revenues by $33 to $43 million, net income by $15 to $21 million and EBITDA by $24 to $32 million. While the Company’s business interruption insurance may ultimately offset a portion of these effects, any such insurance recoveries are unlikely to be realized in 2017.

In determining adjusted net income, adjusted EBITDA and adjusted EPS, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. A description of the adjustments that have been applicable for the reported periods in determining adjusted net income, adjusted EBITDA and adjusted EPS are reflected in Tables 7 and 8 of this press release. The Company is providing an outlook for net income, EBITDA and EPS only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments or other potential adjustments that may arise in the future during the outlook period, which can be dependent on future events that may not be reliably predicted. See Table 10 for certain non-GAAP information concerning the outlook period.

The Company will post more detailed projections on its website following the conference call.

CONFERENCE CALL INFORMATION

Wyndham Worldwide Corporation will hold a conference call with investors to discuss the Company’s results and outlook on Wednesday, October 25, 2017 at 8:30 a.m. ET. Listeners can access the webcast live through the Company’s website at http://www.wyndhamworldwide.com/investors/. The conference call may also be accessed by dialing 800-862-9098 and providing the passcode WYNDHAM. Listeners are urged to call at least 10 minutes prior to the scheduled start time. An archive of this webcast will be available on the website for approximately 90 days beginning at 12:00 p.m. ET on October 25, 2017. A telephone replay will be available for approximately 10 days beginning at 12:00 p.m. ET on October 25, 2017 at 800-688-7036.

PRESENTATION OF FINANCIAL INFORMATION

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing operating performance. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of GAAP results to the comparable non-GAAP measures for the reported periods appear in the financial tables section of the press release.

ABOUT WYNDHAM WORLDWIDE

Wyndham Worldwide (NYSE: WYN) is one of the largest global hospitality companies, providing travelers with access to a collection of trusted hospitality brands in hotels, vacation ownership, and unique accommodations including vacation exchange, holiday parks, and managed home rentals. With a collective inventory of nearly 130,000 places to stay across more than 110 countries on six continents, Wyndham Worldwide and its 38,000 associates welcome people to experience travel the way they want. This is enhanced by Wyndham Rewards®, the Company’s re-imagined guest loyalty program across its businesses, which is making it simpler for members to earn more rewards and redeem their points faster. For more information, please visit www.wyndhamworldwide.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that convey management’s expectations as to the future based on plans, estimates and projections at the time Wyndham Worldwide makes the statements and may be identified by terminology such as “will,” “expect,” believe,” “plan,” “anticipate,” “goal,” “future,” “outlook,” guidance,” “target,” “estimate” and similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham Worldwide or the post-spin companies to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings, cash flow, related financial and operating measures and expectations with respect to the spin-off and related transactions, as well as the post-spin companies’ future operating, financial and business performance.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, uncertainties that may delay or negatively impact the spin-off or cause the spin-off to not occur at all, uncertainties related to the post-spin companies’ ability to realize the anticipated benefits of the spin-off, uncertainties related to Wyndham Worldwide’s ability to successfully complete the spin-off on a tax-free basis within the expected time frame or at all, unanticipated developments that delay or otherwise negatively affect the spin-off, uncertainties related to Wyndham Worldwide’s ability to obtain financing for the two companies or the terms of such financing, unanticipated developments related to the impact of the spin-off on our relationships with our customers, suppliers, employees and others with whom we have relationships, unanticipated developments resulting from possible disruption to our operations resulting from the proposed spin-off, the potential impact of the spin-off and related transactions on Wyndham Worldwide’s credit rating, uncertainties relating to Wyndham Worldwide’s exploration of strategic alternatives for its European rentals brands and the outcome and timing of that process, the timing and amount of future share repurchases, as well as those factors described in Wyndham Worldwide’s Annual Report on Form 10-K, filed with the SEC on February 17, 2017, and in Wyndham Worldwide’s subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Except for Wyndham Worldwide’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media Contacts:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

973-753-6472

margo.happer@wyn.com

Barry Goldschmidt

Vice President, Investor Relations

Wyndham Worldwide Corporation

973-753-7703

barry.goldschmidt@wyn.com

Wyndham Worldwide Corporation

Earnings Release Schedules

Quarter Three - September 30, 2017

Table of Contents

Table No.

Consolidated Statements of Income (Unaudited)	1

Operating Results of Reportable Segments	2

Operating Statistics	3

Condensed Consolidated Statements of Cash Flows and Reconciliation of Free Cash Flows (Unaudited)	4

Revenue Detail by Reportable Segment	5

Brand System Details	6

Non-GAAP Reconciliation of Adjusted Net Income and EPS	7

Non-GAAP Reconciliation of Adjusted EBITDA by Reportable Segment	8

Non-GAAP Reconciliation of Gross VOI Sales	9

Non-GAAP Reconciliation of 2017 Outlook	10

Non-GAAP Reconciliation - Constant Currency, Currency Neutral and Acquisitions	11

Schedule of Debt	12

Table 1

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net revenues
Service and membership fees	$754	$735	$2,043	$2,001
Vacation ownership interest sales	467	441	1,265	1,191
Franchise fees	204	203	522	513
Consumer financing	119	112	343	327
Other	85	82	254	247
Net revenues	1,629	1,573	4,427	4,279

Expenses
Operating	713	679	1,968	1,915
Cost of vacation ownership interests	41	47	115	115
Consumer financing interest	17	19	54	55
Marketing and reservation	250	242	676	645
General and administrative	173	173	557	545
Separation and related costs	24	-	24	-
Asset impairments	-	-	140	-
Restructuring	8	14	15	14
Depreciation and amortization	69	63	197	187
Total expenses	1,295	1,237	3,746	3,476

Operating income	334	336	681	803
Other income, net	(19)	(3)	(24)	(19)
Interest expense	42	34	115	102
Early extinguishment of debt	-	-	-	11
Interest income	(2)	(2)	(6)	(6)

Income before income taxes	313	307	596	715
Provision for income taxes	110	110	173	267
Net income	203	197	423	448
Net income attributable to noncontrolling interest	-	(1)	(1)	(1)
Net income attributable to Wyndham shareholders	$203	$196	$422	$447

Earnings per share
Basic	$1.98	$1.79	$4.07	$4.03
Diluted	1.97	1.78	4.05	4.01

Weighted average shares outstanding
Basic	102	109	104	111
Diluted	103	110	104	112

Table 2

(1 of 2)

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA”, which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company also uses adjusted EBITDA as a financial measure of its operating performance. The Company believes that EBITDA and adjusted EBITDA are useful measures of assessing performance of the Company and for the Company's segments which, when considered with GAAP measures, give a more complete understanding of its operating performance and assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or nonrecurring and which in our view do not necessarily reflect ongoing operating performance. We also internally use these measures to assess our operating performance, both in absolute terms and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. The Company’s presentation of EBITDA and adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for the Company's reportable segments, as well as reconcile Net income attributable to Wyndham shareholders to EBITDA for the three months ended September 30, 2017 and 2016:

	Three Months Ended September 30,
	2017		2016
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$368	$121	$364	$107
Destination Network	511	154	486	138
Vacation Ownership	773	190	744	189
Total Reportable Segments	1,652	465	1,594	434
Corporate and Other (a)	(23)	(43)	(21)	(32)
Total Company	$1,629	$422	$1,573	$402

Reconciliation of Net income attributable to Wyndham shareholders to EBITDA

	Three Months Ended September 30,
	2017	2016
Net income attributable to Wyndham shareholders	$203	$196
Net income attributable to noncontrolling interest	-	1
Provision for income taxes	110	110
Depreciation and amortization	69	63
Interest expense	42	34
Interest income	(2)	(2)
EBITDA	$422	$402

Note: Amounts may not add due to rounding.

(a)	Includes the elimination of transactions between segments.

	Three Months Ended September 30,
	2017		2016
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$368	$122	$364	$117
Destination Network	511	150	486	142
Vacation Ownership	773	190	744	195
Total Reportable Segments	1,652	462	1,594	454
Corporate and Other (a)	(23)	(26)	(21)	(31)
Total Company	$1,629	$436	$1,573	$423

Table 2

(2 of 2)

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

The following tables summarize net revenues and EBITDA for the Company's reportable segments, as well as reconcile net income attributable to Wyndham shareholders to EBITDA for the nine months ended September 30, 2017 and 2016:

	Nine Months Ended September 30,
	2017		2016
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$1,011	$312	$993	$291
Destination Network	1,308	345	1,255	303
Vacation Ownership	2,171	356	2,089	512
Total Reportable Segments	4,490	1,013	4,337	1,106
Corporate and Other (a)	(63)	(111)	(58)	(97)
Total Company	$4,427	$902	$4,279	$1,009

Reconciliation of Net income attributable to Wyndham shareholders to EBITDA

	Nine Months Ended September 30,
	2017	2016
Net income attributable to Wyndham shareholders	$422	$447
Net income attributable to noncontrolling interest	1	1
Provision for income taxes	173	267
Depreciation and amortization	197	187
Interest expense	115	102
Early extinguishment of debt	-	11
Interest income	(6)	(6)
EBITDA	$902	$1,009

Note: Amounts may not add due to rounding.

(a)	Includes the elimination of transactions between segments.

The following tables summarize net revenues and adjusted EBITDA for the Company's reportable segments for the nine months ended September 30, 2017 and 2016 (for a description of adjustments and reconciliation by segment, see Table 8):

	Nine Months Ended September 30,
	2017		2016
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$1,011	$314	$993	$301
Destination Network	1,308	341	1,255	333
Vacation Ownership	2,171	497	2,089	518
Total Reportable Segments	4,490	1,152	4,337	1,152
Corporate and Other (a)	(63)	(89)	(58)	(97)
Total Company	$4,427	$1,063	$4,279	$1,055

Table 3

(1 of 2)

Wyndham Worldwide Corporation

OPERATING STATISTICS

The following operating statistics are the drivers of our revenues and therefore provide an enhanced understanding of our businesses:

	Year	Q1	Q2	Q3	Q4		Full Year
Hotel Group (a)
Number of Rooms	2017	699,800	705,700	708,500		N/A		N/A
	2016	679,100	683,300	689,800		697,600		N/A
	2015	667,400	668,500	671,900		678,000		N/A
	2014	646,900	650,200	655,300		660,800		N/A

RevPAR	2017	$31.73	$39.43	$44.36	$	N/A	$	N/A
	2016	$31.59	$39.10	$43.04		$32.92		$36.67
	2015	$32.84	$39.82	$43.34		$32.98		$37.26
	2014	$32.30	$40.11	$43.71		$34.06		$37.57

Destination Network
Average Number of Members (in 000s) (a)	2017	3,817	3,791	3,792		N/A		N/A
	2016	3,841	3,857	3,868		3,843		3,852
	2015	3,822	3,831	3,835		3,836		3,831
	2014	3,727	3,748	3,777		3,808		3,765

Exchange Revenue Per Member (a)	2017	$192.01	$168.27	$166.35	$	N/A	$	N/A
	2016	$189.78	$164.61	$164.39		$151.19		$167.48
	2015	$194.06	$167.81	$163.38		$152.00		$169.29
	2014	$200.78	$179.17	$171.77		$157.24		$177.12

Vacation Rental Transactions (in 000s) (a) (b)	2017	538	461	529		N/A		N/A
	2016	500	409	508		350		1,767
	2015	459	390	462		319		1,630
	2014	429	376	455		293		1,552

Average Net Price Per Vacation Rental (a) (b)	2017	$343.07	$476.72	$618.39	$	N/A	$	N/A
	2016	$366.08	$492.83	$599.59		$430.14		$475.24
	2015	$361.20	$513.14	$642.00		$452.19		$494.92
	2014	$410.04	$577.13	$727.40		$492.25		$558.95

Vacation Ownership (a)
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (c)	2017	$439,000	$563,000	$602,000	$	N/A	$	N/A
	2016	$428,000	$518,000	$564,000		$502,000		$2,012,000
	2015	$390,000	$502,000	$565,000		$507,000		$1,965,000
	2014	$410,000	$496,000	$513,000		$470,000		$1,889,000

Tours (in 000s)	2017	176	235	247		N/A		N/A
	2016	179	213	230		197		819
	2015	168	206	227		200		801
	2014	170	208	225		191		794

Volume Per Guest (VPG)	2017	$2,354	$2,302	$2,299	$	N/A	$	N/A
	2016	$2,244	$2,328	$2,320		$2,399		$2,324
	2015	$2,177	$2,353	$2,354		$2,390		$2,326
	2014	$2,272	$2,280	$2,158		$2,336		$2,257

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of acquisitions/dispositions from the acquisition/disposition dates forward.
(b)	The destination network operating statistics excluding our U.K.-based camping business sold in Q4 2014 are as follows:

	Year	Q1	Q2	Q3	Q4	Full Year
Vacation Rental Transactions (in 000s)	2014	429	367	431	292	1,518
Average Net Price Per Vacation Rental	2014	$410.02	$578.02	$700.56	$492.64	$548.93

(c)	Includes Gross VOI sales under the Company's Wyndham Asset Affiliate Model (WAAM) Just-in-Time. (See Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales).

ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4		Full Year
Hotel Group
Number of Properties	2017	8,080	8,140	8,150		N/A		N/A
	2016	7,830	7,880	7,930		8,040		N/A
	2015	7,670	7,700	7,760		7,810		N/A
	2014	7,500	7,540	7,590		7,650		N/A

Vacation Ownership
Provision for Loan Losses (in 000s) (*)	2017	$85,000	$110,000	$123,000	$	N/A	$	N/A
	2016	$63,000	$90,000	$104,000		$86,000		$342,000
	2015	$46,000	$60,000	$78,000		$64,000		$248,000
	2014	$60,000	$70,000	$70,000		$60,000		$260,000

Note: Full year amounts may not add across due to rounding.

(*)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

Table 3

(2 of 2)

Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Hotel Group

Number of Rooms: Represents the number of rooms at hotel group properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned and (ii) properties under affiliation agreements for which the Company receives a fee for reservation and/or other services provided.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Destination Network

Average Number of Members: Represents members in our vacation exchange programs who paid annual membership dues as of the end of the period or who are within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with the Company's vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions: Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through one of our vacation brands. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees divided by the number of vacation rental transactions.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including WAAM sales, before the net effect of percentage-of-completion accounting and loan loss provisions. We believe gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period. See Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales.

Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.

Volume per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2014-2017.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation).

Currency-Neutral: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).

Table 4

Wyndham Worldwide Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND RECONCILIATION OF FREE CASH FLOWS

(In millions)

(Unaudited)

Condensed Consolidated Statements of Cash Flows:

	Nine Months Ended September 30,
	2017	2016
Net cash provided by operating activities	$666	$786

Net cash used in investing activities	(171)	(172)

Net cash used in financing activities	(404)	(442)

Effect of changes in exchange rates on cash and cash equivalents	13	(11)

Net increase in cash and cash equivalents	$104	$161

Free Cash Flow:

We define free cash flow to be net cash provided by operating activities less property and equipment additions which we also refer to as capital expenditures.

We believe free cash flow to be a useful operating performance measure to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions, development advances and equity investments, as well as our ability to return cash to shareholders through dividends and share repurchases. A limitation of using free cash flow versus the GAAP measures of net cash provided by operating activities, net cash used in investing activities and net cash used in financing activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Nine Months Ended September 30,
	2017	2016
Net cash provided by operating activities	$666	$786
Less: Property and equipment additions	(125)	(136)
Free cash flow	$541	$650

Table 5

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2017					2016
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Hotel Group
Royalties and Franchise Fees	$79	$98	$114	N/A	N/A	$74	$94	$105	$94	$367
Marketing, Reservation and Wyndham Rewards Revenues (a)	83	106	120	N/A	N/A	83	103	125	92	405
Hotel Management Reimbursable Revenues (b)	66	69	64	N/A	N/A	67	71	67	65	271
Intersegment Trademark Fees	13	15	16	N/A	N/A	13	15	16	14	56
Owned Hotel Revenues	23	21	16	N/A	N/A	27	19	17	17	81
Ancillary Revenues (c)	34	36	38	N/A	N/A	31	32	34	34	129
Total Hotel Group	298	345	368	N/A	N/A	295	334	364	316	1,309

Destination Network
Exchange Revenues	183	159	158	N/A	N/A	182	159	159	145	645
Rental Revenues	184	220	327	N/A	N/A	183	202	304	151	840
Ancillary Revenues (d)	24	26	26	N/A	N/A	20	23	23	21	86
Total Destination Network	391	405	511	N/A	N/A	385	384	486	317	1,571

Vacation Ownership
Vacation Ownership Interest Sales	351	448	467	N/A	N/A	342	409	441	415	1,606
Consumer Financing	111	114	119	N/A	N/A	107	108	112	113	440
Property Management Fees and Reimbursable Revenues	175	175	171	N/A	N/A	164	161	168	168	660
WAAM Fee-for-Service Commissions	2	4	8	N/A	N/A	17	16	13	-	46
Ancillary Revenues (e)	9	9	8	N/A	N/A	11	11	10	9	42
Total Vacation Ownership	648	750	773	N/A	N/A	641	705	744	705	2,794
Total Reportable Segments	$1,337	$1,500	$1,652	N/A	N/A	$1,321	$1,423	$1,594	$1,338	$5,674

	2015					2014
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Hotel Group
Royalties and Franchise Fees	$74	$96	$103	$87	$361	$68	$88	$100	$83	$339
Marketing, Reservation and Wyndham Rewards Revenues (a)	96	108	112	92	407	76	101	117	91	385
Hotel Management Reimbursable Revenues (b)	61	71	73	68	273	37	39	39	39	154
Intersegment Trademark Fees	12	15	16	15	57	9	11	11	10	41
Owned Hotel Revenues	25	20	16	19	79	24	20	18	20	81
Ancillary Revenues (c)	24	24	37	33	120	23	24	30	24	101
Total Hotel Group	292	334	357	314	1,297	237	283	315	267	1,101

Destination Network
Exchange Revenues	185	161	157	146	649	187	168	162	150	667
Rental Revenues	166	200	296	144	807	176	217	331	144	868
Ancillary Revenues (d)	18	22	23	20	82	16	17	19	17	69
Total Destination Network	369	383	476	310	1,538	379	402	512	311	1,604

Vacation Ownership
Vacation Ownership Interest Sales	336	417	448	403	1,604	303	382	415	385	1,485
Consumer Financing	104	105	108	109	427	105	106	108	108	427
Property Management Fees and Reimbursable Revenues	153	149	159	155	615	143	145	150	142	581
WAAM Fee-for-Service Commissions	12	19	23	28	83	33	30	18	16	98
Ancillary Revenues (e)	12	9	12	11	43	9	10	13	17	47
Total Vacation Ownership	617	699	750	706	2,772	593	673	704	668	2,638
Total Reportable Segments	$1,278	$1,416	$1,583	$1,330	$5,607	$1,209	$1,358	$1,531	$1,246	$5,343

Note: Full year amounts may not add across due to rounding.

(a)	Marketing and reservation revenues represent fees the Company receives from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees the Company receives relating to its loyalty program.
(b)	Primarily represents payroll costs in the hotel management business that the Company pays on behalf of property owners and for which it is reimbursed by the property owners. During 2014, reimbursable revenues of $2 million in each of Q1, Q2 and Q3 and $1 million in Q4 were charged to the Company's vacation ownership business and were eliminated in consolidation.
(c)	Primarily includes additional services provided to franchisees and managed properties and fees related to our co-branded credit card program.
(d)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.

Table 6

(1 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended September 30, 2017
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Hotel Group
Super 8	2,854	178,733	62.5%	$53.13	$33.20

Days Inn	1,773	141,571	57.9%	$75.33	$43.62

Ramada	848	118,170	59.7%	$75.92	$45.31

Wyndham Hotels and Resorts	260	57,010	63.7%	$101.52	$64.63

Howard Johnson	356	42,003	58.9%	$65.72	$38.70

Baymont	458	36,161	59.9%	$78.36	$46.97

Travelodge	413	30,591	60.5%	$83.76	$50.68

Microtel Inns & Suites by Wyndham	336	24,281	63.9%	$76.18	$48.67

Knights Inn	367	22,447	49.8%	$54.97	$27.35

TRYP by Wyndham	118	16,946	71.4%	$87.05	$62.15

Wingate by Wyndham	153	14,008	67.5%	$95.43	$64.44

Hawthorn Suites by Wyndham	110	10,744	69.5%	$84.70	$58.91

Dolce	20	4,710	56.9%	$179.59	$102.25

Trademark	57	9,039	74.7%	$84.67	$63.23

Dazzler	12	1,525	74.3%	$89.84	$66.71

Esplendor	10	606	67.7%	$77.13	$52.18

Total Hotel Group	8,145	708,545	61.0%	$72.75	$44.36

Vacation Ownership
Wyndham Vacation Ownership resorts	221	24,942	N/A	N/A	N/A

Total Wyndham Worldwide	8,366	733,487

NOTE: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

	As of and For the Three Months Ended September 30, 2016
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Hotel Group
Super 8	2,747	175,094	63.7%	$52.27	$33.28

Days Inn	1,784	142,789	57.5%	$73.31	$42.15

Ramada	850	120,092	58.0%	$78.30	$45.39

Wyndham Hotels and Resorts	235	51,898	57.4%	$109.11	$62.66

Howard Johnson	376	43,226	55.5%	$67.43	$37.41

Baymont	425	33,732	58.9%	$75.52	$44.49

Travelodge	406	30,012	59.0%	$79.62	$46.99

Microtel Inns & Suites by Wyndham	337	24,325	63.7%	$73.28	$46.70

Knights Inn	375	22,841	49.3%	$54.80	$27.00

TRYP by Wyndham	114	16,322	73.7%	$79.77	$58.75

Wingate by Wyndham	149	13,568	68.4%	$94.68	$64.75

Hawthorn Suites by Wyndham	109	10,743	71.1%	$82.32	$58.49

Dolce	22	5,110	58.8%	$170.72	$100.43

Total Hotel Group	7,929	689,752	59.9%	$71.80	$43.04

Vacation Ownership
Wyndham Vacation Ownership resorts	218	24,582	N/A	N/A	N/A

Total Wyndham Worldwide	8,147	714,334

Note: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 6

(2 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Nine Months Ended September 30, 2017
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Hotel Group
Super 8	2,854	178,733	58.5%	$49.00	$28.67

Days Inn	1,773	141,571	52.8%	$70.54	$37.22

Ramada	848	118,170	55.4%	$72.32	$40.05

Wyndham Hotels and Resorts	260	57,010	59.5%	$102.04	$60.72

Howard Johnson	356	42,003	52.5%	$61.44	$32.28

Baymont	458	36,161	54.4%	$73.38	$39.91

Travelodge	413	30,591	52.8%	$75.34	$39.81

Microtel Inns & Suites by Wyndham	336	24,281	59.3%	$71.53	$42.41

Knights Inn	367	22,447	46.7%	$51.78	$24.20

TRYP by Wyndham	118	16,946	67.0%	$81.82	$54.80

Wingate by Wyndham	153	14,008	63.8%	$91.69	$58.51

Hawthorn Suites by Wyndham	110	10,744	66.5%	$83.70	$55.65

Dolce	20	4,710	53.1%	$166.46	$88.46

Trademark	57	9,039	74.7%	$84.67	$63.23

Dazzler	12	1,525	67.7%	$91.56	$62.01

Esplendor	10	606	65.8%	$82.47	$54.27

Total Hotel Group	8,145	708,545	56.2%	$68.64	$38.58

Vacation Ownership
Wyndham Vacation Ownership resorts	221	24,942	N/A	N/A	N/A

Total Wyndham Worldwide	8,366	733,487

NOTE: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

	As of and For the Nine Months Ended September 30, 2016
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Hotel Group
Super 8	2,747	175,094	58.6%	$49.38	$28.93

Days Inn	1,784	142,789	51.8%	$69.10	$35.80

Ramada	850	120,092	54.5%	$75.09	$40.94

Wyndham Hotels and Resorts	235	51,898	58.1%	$106.62	$61.99

Howard Johnson	376	43,226	49.8%	$62.94	$31.32

Baymont	425	33,732	53.0%	$71.67	$38.01

Travelodge	406	30,012	52.5%	$72.15	$37.88

Microtel Inns & Suites by Wyndham	337	24,325	58.3%	$69.26	$40.36

Knights Inn	375	22,841	46.3%	$51.42	$23.83

TRYP by Wyndham	114	16,322	66.0%	$77.88	$51.40

Wingate by Wyndham	149	13,568	64.2%	$91.77	$58.96

Hawthorn Suites by Wyndham	109	10,743	67.8%	$82.68	$56.09

Dolce	22	5,110	53.4%	$165.67	$88.44

Total Hotel Group	7,929	689,752	55.3%	$68.60	$37.95

Vacation Ownership
Wyndham Vacation Ownership resorts	218	24,582	N/A	N/A	N/A

Total Wyndham Worldwide	8,147	714,334

Note: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 7

(1 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME AND EPS

(In millions, except per share data)

	Location on Consolidated Statements of Income	Three Months Ended September 30,
		2017	2016
Diluted weighted average shares outstanding		103	110

Diluted EPS		$1.97	$1.78

Net income attributable to Wyndham shareholders		$203	$196

Adjustments:
Separation and related costs (a)	Separation and related costs	24	-
Acquisition gain (b)	Other income, net	(13)	-
Restructuring costs (c)	Restructuring	8	14
Legacy benefit (d)	General and administrative	(7)	(1)
Acquisition costs (e)	General and administrative	2	-
Contract termination (f)	Operating	-	7
Total adjustments before tax		14	20
Income tax benefit (g) (h)	Provision for income taxes	(8)	(9)
Total adjustments after tax		6	11

Adjustments - EPS impact		0.06	0.11

Adjusted Net income attributable to Wyndham shareholders		$209	$207

Adjusted diluted EPS		$2.03	$1.89

Note: Amounts may not add due to rounding.

(a)	Represent costs associated with the Company’s planned separation of its hotel franchising business and the exploration of strategic alternatives for its European rental brands.
(b)	Represents a gain recorded in connection with the acquisition of a controlling interest in Love Home Swap at our destination network business.
(c)	Relates to costs incurred as a result of (i) enhancing organizational efficiency and rationalizing operations at the Company's destination network business during 2017 and (ii) enhancing organizational efficiency and rationalizing existing facilities across the Company during 2016.
(d)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities resulting from the Company's separation from Cendant.
(e)	Represents costs related to acquisitions.
(f)	Relates to a non-cash impairment charge related to the write-down of terminated in process technology projects resulting from the decision to outsource its reservation system to a third-party provider at the Company's hotel group business.
(g)	The amount for 2017 relates to the tax effect of the adjustments. There was no tax provision associated with the $13 million acquisition gain.
(h)	The amount for 2016 relates to (i) the tax effect of the adjustments and (ii) a $2 million state tax refund for legacy tax matters during 2016.

The above tables reconcile certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Table 7

(2 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME AND EPS

(In millions, except per share data)

	Location on Consolidated Statements of Income	Nine Months Ended September 30,
		2017	2016
Diluted weighted average shares outstanding		104	112

Diluted EPS		$4.05	$4.01

Net income attributable to Wyndham shareholders		$422	$447

Adjustments:
VOI inventory impairments (a)	Asset impairments	135	-
Separation and related costs (b)	Separation and related costs	24	-
Restructuring costs (c)	Restructuring	15	14
Acquisition gain (d)	Other income, net	(13)	-
Legacy benefit (e)	General and administrative	(6)	-
Asset impairment (f)	Asset impairments	5	-
Acquisition costs (g)	Operating	2	1
Venezuela currency devaluation (h)	Operating	-	24
Early extinguishment of debt (i)	Early extinguishment of debt	-	11
Contract termination (j)	Operating	-	7
Total adjustments before tax		162	57
Income tax benefit (k) (l)	Provision for income taxes	(95)	(14)
Total adjustments after tax		66	43

Total adjustments - EPS impact		0.64	0.39

Adjusted net income attributable to Wyndham shareholders		$488	$490

Adjusted diluted EPS		$4.69	$4.40

Note: Amounts may not add due to rounding.

(a)	Represents non-cash impairment charges primarily related to the writedown of undeveloped VOI land resulting from the Company's decision to no longer pursue future development at certain locations.
(b)	Represent costs associated with the Company’s planned separation of its hotel franchising business and the exploration of strategic alternatives for its European rental brands.
(c)	During 2017, relates to expenses associated with restructuring initiatives at the Company's (i) corporate operations which focused on rationalizing its sourcing function and outsourcing certain information technology functions, (ii) hotel group business which primarily focused on realigning its brand operations and (iii) destination network business which primarily focused on enhancing organizational efficiency and rationalizing operations. During 2016, relates to enhancing organizational efficiency and rationalizing existing facilities across the Company.
(d)	Represents a gain recorded in connection with the acquisition of a controlling interest in Love Home Swap at our destination network business.
(e)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities resulting from the Company's separation from Cendant.
(f)	Represents a non-cash impairment charge related to the write-down of assets resulting from the decision to abandon a new product initiative at the Company's vacation ownership business.
(g)	Represents costs related to acquisitions.
(h)	Represents the impact from the devaluation of the exchange rate of Venezuela at the Company's destination network business.
(i)	Represents costs incurred in connection with the Company's early repurchase of its 6.0% senior unsecured notes.
(j)	Relates to costs associated with the anticipated termination of a management contract at the Company's hotel group business.
(k)	The amount for 2017 relates to (i) the tax effect of the adjustments and (ii) a tax benefit on foreign currency losses recognized from an internal restructuring. There was no tax provision associated with the $13 million acquisition gain.
(l)	The amount for 2016 relates to (i) the tax effect of the adjustments and (ii) a $2 million state tax refund for legacy tax matters during 2016. There was no tax benefit associated with the $24 million Venezuela currency devaluation adjustment.

The above tables reconcile certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Table 8

(1 of 3)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA BY REPORTABLE SEGMENT

(In millions)

				VOI Inventory		Separation
		Legacy	Restructuring	and Asset		and Related	Acquisition	Adjusted
	EBITDA	Benefit, net (b)	Costs (c)	Impairment		Costs (e)	(Gain)/ Loss, net (f)	EBITDA
Three months ended March 31, 2017
Hotel Group	$85	$-	$1	$-		$-	$-	$85
Destination Network	102	-	-	-		-	-	102
Vacation Ownership	118	-	-	5	(d)	-	-	124
Total Reportable Segments	305	-	1	5		-	-	311
Corporate and Other (a)	(39)	-	6	-		-	-	(33)
Total Company	$266	$-	$7	$5		$-	$-	$278

Three months ended June 30, 2017
Hotel Group	$106	$-	$-	$-		$-	$-	$106
Destination Network	89	-	-	-		-	-	89
Vacation Ownership	47	-	-	135	(e)	-	-	183
Total Reportable Segments	242	-	-	135		-	-	378
Corporate and Other (a)	(28)	-	-	-		-	-	(28)
Total Company	$214	$-	$-	$135		$-	$-	$350

Three months ended September 30, 2017
Hotel Group	$121	$-	$-	$-		$-	$1	$122
Destination Network	154	-	8	-		-	(12)	150
Vacation Ownership	190	-	-	-		-	-	190
Total Reportable Segments	465	-	8	-		-	(11)	462
Corporate and Other (a)	(43)	(7)		-		24	-	(26)
Total Company	$422	$(7)	$8	$-		$24	$(11)	$436

Note: Amounts may not add down or across due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Relates to a net benefit from adjustments to certain contingent liabilities from the Company's separation from Cendant.
(c)	Relates to expenses associated with restructuring initiatives at the Company's (i) corporate operations which focused on rationalizing its sourcing function and outsourcing certain information technology functions, (ii) hotel group business which primarily focused on realigning its brand operations and (iii) destination network business which primarily focused on enhancing organizational efficiency and rationalizing its operations.
(d)	Represents a $5 million non-cash impairment charge related to the write-down of assets resulting from the decision to abandon a new product initiative.
(e)	Represents a $135 million non-cash impairment charges primarily related to the writedown of undeveloped VOI land resulting from the Company's decision to no longer pursue future development at certain locations.
(f)	Represent costs associated with the Company’s planned separation of its hotel franchising business and the exploration of strategic alternatives for its European rental brands.
(g)	Represent (i) a gain recorded in connection with the acquisition of a controlling interest in Love Home Swap ($13 million) partially offset by $1 million of acquisition costs and (ii) $1 million of costs related to the AmericInn acquisition which closed in October 2017.

Table 8

(2 of 3)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA BY REPORTABLE SEGMENT

(In millions)

		Venezuela					Executive	Bargain
		Currency	Acquisition	Legacy	Restructuring	Contract	Departure	Purchase	Adjusted
	EBITDA	Devaluation (b)	Costs (c)	Costs (d)	Costs (e)	Termination (f)	Costs (g)	Gain (h)	EBITDA
Three months ended March 31, 2016
Hotel Group	$84	$-	$-	$-	$-	$-	$-	$-	$84
Destination Network	81	24	-	-	-	-	-	-	105
Vacation Ownership	136	-	-	-	-	-	-	-	136
Total Reportable Segments	301	24	-	-	-	-	-	-	325
Corporate and Other (a)	(34)	-	-	-	-	-	-	-	(34)
Total Company	$267	$24	$-	$-	$-	$-	$-	$-	$291

Three months ended June 30, 2016
Hotel Group	$101	$-	$-	$-	$-	$-	$-	$-	$101
Destination Network	85	-	1		-	-	-	-	85
Vacation Ownership	187	-	-	-	-	-	-	-	187
Total Reportable Segments	373	-	1	-	-	-	-	-	373
Corporate and Other (a)	(33)	-	-	-	-	-	-	-	(33)
Total Company	$340	$-	$1	$-	$-	$-	$-	$-	$340

Three months ended September 30, 2016
Hotel Group	$107	$-	$-	$-	$3	$7	$-	$-	$117
Destination Network	138	-	-	-	4	-	-	-	142
Vacation Ownership	189	-	-	-	6	-	-	-	195
Total Reportable Segments	434	-	-	-	13	7	-	-	454
Corporate and Other (a)	(32)	-		(1)	1	-	-	-	(31)
Total Company	$402	$-	$-	$(1)	$14	$7	$-	$-	$423

Three months ended December 31, 2016
Hotel Group	$99	$-	$1	$-	$(1)	$-	$-	$-	$99
Destination Network	53	-	1	-	-	-	-	(2)	52
Vacation Ownership	182	-		-	2	-	6	-	191
Total Reportable Segments	334	-	2	-	1	-	6	(2)	342
Corporate and Other (a)	(12)	-	-	(11)	-	-	-	-	(24)
Total Company	$322	$-	$2	$(11)	$1	$-	$6	$(2)	$318

Twelve months ended December 31, 2016
Hotel Group	$391	$-	$1	$-	$2	$7	$-	$-	$401
Destination Network	356	24	1	-	5	-	-	(2)	385
Vacation Ownership	694	-	-	-	8	-	6	-	708
Total Reportable Segments	1,441	24	2	-	15	7	6	(2)	1,494
Corporate and Other (a)	(110)	-	-	(11)	-	-	-	-	(121)
Total Company	$1,331	$24	$2	$(11)	$15	$7	$6	$(2)	$1,373

Note: Amounts may not add across due to rounding. The sum of the quarters may not add down due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Represents the impact from the devaluation of the exchange rate of Venezuela.
(c)	Represents costs related to acquisitions.
(d)	Relates to a benefit from adjustments to certain contingent liabilities from the Company's separation from Cendant.
(e)	Relates to costs incurred due to enhancing organizational efficiency and rationalizing existing facilities across the Company.
(f)	Relates to additional costs associated with the termination of a management contract.
(g)	Represents costs associated with the departure of the chief executive officer at the Company's vacation ownership business.
(h)	Represents a gain from a bargain purchase on an acquisition of a vacation rentals business.

Table 8

(3 of 3)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA BY REPORTABLE SEGMENT

SHARED-BASED COMPENSATION EXPENSE

(In millions)

The following tables provide detail regarding share-based compensation expense which is included within adjusted EBITDA:

	2017
	Q1	Q2	Q3	Q4	Full Year
Adjusted EBITDA	$278	$350	$436	N/A	N/A
Share-based compensation expense (*)	14	14	14	N/A	N/A
Adjusted EBITDA excluding share-based compensation expense	$292	$364	$450	N/A	N/A

	2016
	Q1	Q2	Q3	Q4	Full Year
Adjusted EBITDA	$291	$340	$423	$318	$1,373
Share-based compensation expense (*)	13	20	14	13	61
Adjusted EBITDA excluding share-based compensation expense	$304	$360	$437	$331	$1,434

Note: Full year amounts may not add across due to rounding.

(*)	Excludes share-based compensation expenses for which there was no impact on adjusted EBITDA. Such costs amounted to $1 million during Q1, Q2, and Q3 2017. During 2016, such costs amounted to $1 million during Q1, Q2 and Q3, and $4 million during Q4 and $7 million for the full year. The Company believes providing adjusted EBITDA with the additional exclusion of share-based compensation expense assists our investors and management by providing an additional financial measure to evaluate ongoing operations by excluding the variations among companies in timing, amount and reporting of share-based compensation expense, which may differ significantly among companies.

Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF GROSS VOI SALES

(In millions)

GROSS VOI SALES

We believe gross vacation ownership sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.

The following table provides a reconciliation of Gross VOI sales (see Table 3) to vacation ownership interest sales (see Table 5):

Year
2017	Q1	Q2	Q3	Q4		Full Year

Gross VOI sales	$439	$563	$602	$	N/A	$	N/A
Less: Sales under WAAM Fee-for-Service	(3)	(5)	(11)		N/A		N/A
Gross VOI sales, net of WAAM Fee-for-Service sales	436	558	590		N/A		N/A
Less: Loan loss provision	(85)	(110)	(123)		N/A		N/A
Vacation ownership interest sales	$351	$448	$467	$	N/A	$	N/A

2016

Gross VOI sales	$428	$518	$564		$502		$2,012
Less: Sales under WAAM Fee-for-Service	(23)	(20)	(20)		(1)		(64)
Gross VOI sales, net of WAAM Fee-for-Service sales	405	498	544		501		1,948
Less: Loan loss provision	(63)	(90)	(104)		(86)		(342)
Vacation ownership interest sales	$342	$409	$441		$415		$1,606

2015

Gross VOI sales	$390	$502	$565		$507		$1,965
Less: Sales under WAAM Fee-for-Service	(21)	(26)	(37)		(42)		(126)
Gross VOI sales, net of WAAM Fee-for-Service sales	369	477	528		464		1,838
Less: Loan loss provision	(46)	(60)	(78)		(64)		(248)
Less: Impact of percentage-of-completion accounting	13	-	(2)		2		13
Vacation ownership interest sales	$336	$417	$448		$403		$1,604

2014

Gross VOI sales	$410	$496	$513		$470		$1,889
Less: Sales under WAAM Fee-for-Service	(44)	(40)	(27)		(21)		(132)
Gross VOI sales, net of WAAM Fee-for-Service sales	366	456	486		449		1,757
Less: Loan loss provision	(60)	(70)	(70)		(60)		(260)
Less: Loan loss provision	(3)	(4)	(1)		(4)		(12)
Vacation ownership interest sales	$303	$382	$415		$385		$1,485

Note: Amounts may not add due to rounding.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company's VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4		Full Year

2017	$25	$22	$33	$	N/A	$	N/A
2016	$25	$22	$31		$30		$108
2015	$24	$17	$32		$27		$100
2014	$25	$21	$27		$24		$97

Table 10

Wyndham Worldwide Corporation

2017 OUTLOOK - NON-GAAP

(In millions, except per share data)

	Outlook (a)	Outlook (a)
	As Adjusted	As Adjusted
	(Non-GAAP)	(Non-GAAP)
	Low	High

Net revenues	$5,800	$5,850

Adjusted EBITDA	$1,380	$1,395
Depreciation and amortization	(267)	(265)
Interest expense, net	(152)	(150)
Adjusted income before taxes	961	980
Income taxes	(343)	(352)
Adjusted net income	$618	$628

Adjusted diluted earnings per share	$5.95	$6.05

Diluted shares	103.9	103.9

In determining adjusted EBITDA, adjusted Net Income and adjusted EPS, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. A description of the adjustments which have been applicable in determining adjusted EBITDA, adjusted Net Income and adjusted EPS is included in Tables 7 and 8. The Company is providing outlook on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of potential adjustments for the forward-looking period, which can be dependent on future events that may not be reliably predicted, such as separation costs, acquisitions, legacy expenses, restructuring events, asset impairments, contract terminations, currency devaluations, or early extinguishment of debt instruments. Based on past reported results, where one or more of these items have been applicable, such excluded special items could be material, individually or in the aggregate, to the reported results. See Tables 7 and 8 for historical adjustments.

(a)	Outlook represents Company's approximate projection of performance for the outlook period. Projections may not total because the Company does not expect the actual results of all items to be at the precise amount simultaneously.

Table 11

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION - CONSTANT CURRENCY, CURRENCY NEUTRAL AND ACQUISITIONS

(In millions, except per share data)

The Company reports certain current year period financial measures on a constant currency and currency-neutral basis and excluding the impact of acquisitions. The Company believes providing certain financial measures on a constant currency and currency-neutral basis as well as excluding the impact of acquisitions assists management and investors in better understanding underlying results and trends by excluding the impact of period over period changes in foreign exchange rates and changes resulting from acquisitions.

Constant currency results assume foreign results are translated from foreign currencies to the U.S. dollar at exchange rates consistent with those in the comparable period.

Currency Neutral results (i) assume foreign results are translated from foreign currencies to the U.S. dollar at exchange rates consistent with those in the comparable period and (ii) eliminating foreign exchange related activities such as foreign exchange hedges, balance sheet remeasurements, currency devaluations and/or other adjustments.

Acquisition results are defined as the incremental period over period changes in the Company's results directly attributable to acquisitions.

Revenues Excluding Impact of Hurricanes	Three Months Ended September 30,
	2017	2016	% Change
Total revenues as reported	$1,629	$1,573	4%
Adjustments:
Impact of hurricanes	13	-	*
Total revenues excluding impact of hurricanes	$1,642	$1,573	4%

Revenues in Constant Currency and Excluding Acquisitions:	Three Months Ended September 30,
	2017	2016	% Change
Destination Network revenues as reported	$511	$486	5%
Adjustments:
Incremental revenues from acquisitions	(9)	-	*
Foreign currency - constant currency	(8)	-	*
Destination Network revenues in constant currency and excluding acquisitions	$494	$486	2%

Rental revenues as reported	$327	$304	8%
Adjustments:
Incremental revenues from acquisitions	(6)	-	*
Foreign currency - constant currency	(7)	-	*
Rental revenues in constant currency and excluding acquisitions	$314	$304	3%

Adjusted EBITDA Excluding Impact of Hurricanes	Three Months Ended September 30,
	2017	2016	% Change
Total Adjusted EBITDA (a)	$436	$423	3%
Adjustments:
Impact of hurricanes	9	-	*
Total adjusted EBITDA excluding the impact of hurricanes	$445	$423	5%

Adjusted diluted EPS Excluding the Impact of Hurricanes	Three Months Ended September 30,
	2017	2016	% Change
Adjusted diluted EPS (b)	$2.03	$1.89	7%
Adjustments:
Impact of hurricanes	0.06	-	*
Adjusted diluted EPS excluding the impact of hurricanes	$2.09	$1.89	11%

*	Not meaningful.
(a)	See Table 8 for a reconciliation of EBITDA to adjusted EBITDA and Table 2 for a reconciliation of Net Income to EBITDA.
(b)	See Table 7 for a reconciliation of NON-GAAP Reconciliation of Adjusted Net Income and EPS.

Table 12

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	September 30,	December 31,	September 30,
	2017	2016	2016

Securitized vacation ownership debt: (a)
Term notes	$1,419	$1,857	$1,818
Bank conduit facility (b)	582	284	280
Total securitized vacation ownership debt (c)	2,001	2,141	2,098
Less: Current portion of securitized vacation ownership debt	192	195	200
Long-term securitized vacation ownership debt	$1,809	$1,946	$1,898

Debt:
Revolving credit facility (due July 2020) (d)	$455	$14	$12
Commercial paper (e)	100	427	404
Term loan (due March 2021)	324	323	323
$300 million 2.95% senior unsecured notes (due March 2017) (f)	-	300	300
$450 million 2.50% senior unsecured notes (due March 2018) (g)	450	449	449
$40 million 7.375% senior unsecured notes (due March 2020)	40	40	40
$250 million 5.625% senior unsecured notes (due March 2021)	248	248	247
$650 million 4.25% senior unsecured notes (due March 2022)	648	648	648
$400 million 3.90% senior unsecured notes (due March 2023)	406	407	407
$300 million 4.15% senior unsecured notes (due April 2024)	297	-	-
$350 million 5.10% senior unsecured notes (due October 2025)	339	338	338
$400 million 4.50% senior unsecured notes (due April 2027)	400	-	-
Capital leases	143	143	151
Other	50	34	32
Total long-term debt	3,900	3,371	3,351
Less: Current portion of long-term debt	42	34	33
Long-term debt	$3,858	$3,337	$3,318

(a)	The Company's vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities ("SPEs") that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company's creditors and legally are not the Company's assets. Additionally, the non-recourse debt that is securitized through the SPEs is legally not a liability of the Company and thus, the creditors of these SPEs have no recourse to the Company for principal and interest.
(b)	Represents a non-recourse vacation ownership bank conduit facility with borrowing capability through August 2018 and a borrowing capacity of $650 million. As of September 30, 2017, this facility had a remaining borrowing capacity of $68 million. Borrowings under this facility are required to be repaid as the collateralized receivables amortize.
(c)	This debt is collateralized by $2,614 million, $2,601 million and $2,560 million, of underlying vacation ownership contract receivables and related assets as of September 30 2017, December 31, 2016, and September 30, 2016, respectively.
(d)	Represents a $1.5 billion revolving credit facility that expires in July 2020. As of September 30 2017, the Company had $1 million of outstanding letters of credit. After considering outstanding commercial paper borrowings of $100 million, the remaining borrowing capacity was $0.9 billion as of September 30, 2017.
(e)	Represents commercial paper programs of $1.25 billion with a remaining borrowing capacity of $1.15 billion as of September 30, 2017.
(f)	Classified as long-term as of December 31, 2016 and September 30, 2016 as the Company had the intent to refinance such debt on a long-term basis and the ability to do so with its revolving credit facility.
(g)	Classified as long-term as of September 30, 2017 as the Company has the intent to refinance such debt on a long-term basis and the ability to do so with its revolving credit facility.